Exhibit 10.2

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of January 14, 2022 (this “Forbearance Agreement”), is by and among ION Geophysical Corporation, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors,” and together with the Company, the “Company Parties”), and the undersigned beneficial holders (the “Directing Noteholders”) of, in the aggregate, $91,821,000 principal amount of the 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”) issued pursuant to the indenture (the “Indenture”) dated April 15, 2021 between the Company, UMB Bank, National Association, as trustee (the “Trustee”), UMB Bank, National Association, as collateral agent, and the guarantors party thereto. The Company Parties and the Directing Noteholders are referred to herein at the “Parties.”

RECITALS

WHEREAS, as a result of a Default or Event of Default that has occurred and is continuing pursuant to Section 6.01(i) of the Indenture (the “Designated Default”), each of the Company Parties acknowledges and agrees that, subject to the Intercreditor Agreement, the Directing Noteholders are entitled to (i) declare the Notes due and payable pursuant to Section 6.02 of the Indenture, (ii) pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents, and (iii) exercise any or all other rights and remedies under the Note Documents or applicable law;

WHEREAS, the Company Parties have requested that the Directing Noteholders (i) temporarily forbear from declaring the Notes due and payable pursuant to Section 6.02 of the Indenture, or otherwise exercising any rights or remedies under the Note Documents or applicable law, and (ii) direct the Trustee to not (a) declare the Notes due and payable pursuant to Section 6.02 of the Indenture, (b) pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture, or (c) otherwise exercise any rights or remedies available under the Indenture or applicable law;

WHEREAS, the Directing Noteholders agreed to grant a period of temporary forbearance from exercising such rights and remedies under the Indenture on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE II

FORBEARANCE

SECTION 2.1    The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined below) and shall automatically terminate on the earliest to occur of:

(i) February 14, 2022 at 11:59 p.m. Eastern Time.

(ii) January 18, 2022 at 9:00 a.m. Eastern Time, if the Company Parties fail to deliver, or cause to be delivered, to the Directing Noteholders a waiver or forbearance (the “PNC Forbearance”) by PNC Bank, National Association (“PNC”) of any applicable cross-defaults as a result of the Designated Default under that certain Revolving Credit and Security Agreement, dated as of August 22, 2014, by and among PNC, as agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, the lenders from time to time party thereto, and the Company, and the Guarantors, as amended from time to time.

(iii) the occurrence and continuance of any Event of Default under the Note Documents (other than the Designated Default).

(iv) the failure of any of the Company Parties to comply with any term, condition, or covenant set forth in Article IV hereof (and such failure continues for three (3) Business Days after an Officer of any of the Company Parties obtains knowledge thereof), or any other material term, condition or covenant of this Forbearance Agreement or the Note Documents.

(v) any of the Company Parties contesting or denying in any manner the legality, validity, binding nature or enforceability of the Indenture, or the other Note Documents.

(vi) the commencement by any of the Company Parties of any action, application, petition, suit or other proceeding under any bankruptcy, arrangement, reorganization, dissolution, liquidation, insolvency, winding-up or similar law of any jurisdiction now or hereafter in effect, including without limitation, any bankruptcy or insolvency law.

(vii) any receiver, receiver-manager, interim receiver, monitor, liquidator, assignee, custodian, trustee, sequestrator or other similar entity appointed in respect of any of the Company Parties or all or any part of their respective assets or operations.

(viii) the Trustee or any holder of Notes, other than the Directing Noteholders, (a) declares the Notes immediate due and payable pursuant to Section 6.02 of the Indenture, (b) pursues any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents, or (c) pursues any other right or remedy available under the Note Documents or applicable law as a result of the occurrence and continuation of the Designated Default.

(ix) the pursuit of any Claim (as defined herein) by any of the Company Parties against any Directing Noteholder or any Releasees (as defined herein) in violation of Section 6.1 hereof (each of the foregoing clauses (i)–(ix), a “Forbearance Default”).

The Company Parties shall provide notice to the Trustee and the Directing Noteholders as soon as possible but in any event within one (1) Business Day of an Officer of any of the Company Parties obtaining knowledge of the occurrence and continuance of any Forbearance Default, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be given in accordance with Section 7.05 of the Indenture.

SECTION 2.2    Subject to the satisfaction or waiver of the conditions precedent set forth in Article III hereof, during the Forbearance Period, the Directing Noteholders agree to (i) not (a) declare the Notes due and payable pursuant to Section 6.02 of the Indenture, (b) pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents, or (c) otherwise exercise any rights or remedies available under the Note Documents or applicable law in respect of the Designated Default against any of the Company Parties or theirs assets, and (ii) cause to be delivered and not withdrawn or revised, a letter, substantially in the form attached hereto as Exhibit A (the “Direction Letter”), directing the Trustee not to (a) declare the Notes due and payable pursuant to Section 6.02 of the Indenture, (b) pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents, or (c) otherwise exercise any rights or remedies available under the Note Documents or applicable law (the “Forbearance”). Upon termination of the Forbearance Period, the Directing Noteholders may, but are not required to, withdraw or revise the Direction Letter.

SECTION 2.3    The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of the Designated Default or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Note Documents or (ii) to establish a custom or course of dealing between any of the Company Parties, on the one hand, and the Directing Noteholders, on the other hand. Each of the Company Parties acknowledges and agrees that the Directing Noteholders’ agreement hereunder to forbear from exercising their default-related remedies with respect to the Designated Default shall not constitute a waiver of the Designated Default and that, except as expressly set forth in this Forbearance Agreement, the Directing Noteholders expressly reserve all rights and remedies that the Directing Noteholders now or may in the future have under the Note Documents and applicable law in connection with all Defaults or Events of Default (including, without limitation, the Designated Default). Any waiver of any Default or Event of Default (including the Designated Default) would be subject to, and effective only in accordance with, Section 6.04 of the Indenture. Each of the Company Parties acknowledges and agrees that defaulted interest is accruing under the Notes during the Forbearance Period.

SECTION 2.4    Upon the termination of the Forbearance Period, (i) the Forbearance shall terminate automatically and be of no further force or effect, (ii) the Directing Noteholders shall have all other rights and remedies available at law or in equity or pursuant to the Note Documents, all of which rights and remedies are fully reserved by the Directing Noteholders and (iii) the Directing Noteholders may, but are not required to, withdraw or revise the Direction Letter or submit a new direction letter to the Trustee. Each of the Company Parties acknowledges that the Directing Noteholders have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Designated Default may be resolved, (iii) whether the Trustee will comply with the Direction Letter, or otherwise exercise any rights or remedies available to the Trustee under the Indenture, or (iv) any additional forbearance, waiver, restructuring or other accommodations, except as set forth herein. The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that any Directing Noteholder may be entitled to take or bring in order to enforce its rights and remedies against any of the Company Parties are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. Each of the Company Parties acknowledges and agrees that any financial accommodation that any Directing Noteholder makes on or after the Forbearance Effective Date with respect to the Notes has been made by any such Directing Noteholders in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 6.1 hereof, and the other covenants, agreements, representations and warranties of the each of the Company Parties hereunder.

SECTION 2.5    As consideration for entering into this Forbearance Agreement, the Directing Noteholders acknowledge and consent to each of GX Technology Sismica do Brasil Ltda., ION International S.a.r.l. and ION International Holdings, L.P. (collectively, the “Granting Subsidiaries”) granting Liens to PNC on certain of their assets (the “Subsidiary Liens”) in accordance with the terms of the PNC Forbearance; provided that the Company Parties shall cause the Granting Subsidiaries to concurrently tender Subsidiary Liens to the Trustee with the same priority and on the same terms as currently exist under the Intercreditor Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Forbearance Agreement (including the Forbearance in Article II hereof), will become effective on the date (the “Forbearance Effective Date”) on which each of the following conditions have been satisfied in accordance with the terms therein:

SECTION 3.1    This Forbearance Agreement shall have been executed and delivered by each of the Parties.

SECTION 3.2    No Default or Event of Default (other than the Designated Default) shall have occurred and be continuing as of the Forbearance Effective Date.

SECTION 3.3    The representations and warranties in Article V hereof shall be true and correct in all material respects as of the Forbearance Effective Date.

ARTICLE IV

TERMS, CONDITIONS
AND COVENANTS DURING THE FORBEARANCE PERIOD

Each of the Company Parties agrees to comply with the following terms, conditions and covenants during the Forbearance Period:

SECTION 4.1    None of the Company Parties shall (i) access any basket, exception or other provision of the Indenture that would require the absence of the occurrence and continuance of a Default or Event of Default, or (ii) utilize any basket or exception that is subject to a dollar basket or leverage threshold.

SECTION 4.2    None of the Company Parties shall release (i) any Guarantor from any Note Guarantee, or (ii) any Lien on any property or other assets granted to or held by the Trustee (or any sub-agent thereof) under any Note Document.

SECTION 4.3    Each of the Company Parties shall, and shall cause their officers, directors, employees, and advisors (i) to cooperate with the Directing Noteholders in furnishing any diligence materials reasonably requested by the Directing Noteholders regarding the Collateral, or any of the Company Parties’ financial affairs, finances, financial condition, business and operations, and (ii) participate in weekly telephonic conference calls with the Directing Noteholders to discuss, among other things, the Company Parties’ operations, cash position, and asset sale process.

SECTION 4.4    The Company Parties shall pay all reasonable fees and expenses of Ropes & Gray LLP, as counsel to the Directing Noteholders pursuant to the existing engagement letter.

SECTION 4.5    The Company Parties shall pay all reasonable fees and expenses of the Trustee and its counsel.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1    Each of the Parties hereby represents and warrants as of the date hereof, that the execution, delivery and performance under the Forbearance Agreement (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate action, as applicable, (ii) does not and will not (a) contravene its certificates of incorporation, by-laws or other governing documents, (b) violate any judgment, order, notice, decree, statute, law, ordinance, rule, or regulation applicable to it or any of its properties or assets, (c) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any other contractual obligation, or (d) result in the creation or imposition of any lien or encumbrance upon any property or other assets, and (iv) does not require the consent, authorization, or approval of any governmental authority or any other Person.

ARTICLE VI

GENERAL RELEASE

SECTION 6.1    In consideration of, among other things, the Directing Noteholders’ execution and delivery of this Forbearance Agreement, each of the Company Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, that are known and now existing, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Directing Noteholders and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, that are now known and existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Note Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among any of the Company Parties, on the one hand, and the Directing Noteholders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof that have occurred prior to the Forbearance Effective Date; provided that the Company Parties do not release the Releasees from their respective obligations and agreements specifically set forth in this Forbearance Agreement. The receipt by any of the Company Parties of any financial accommodations made by the Directing Noteholders after the date hereof shall constitute a ratification, adoption, and confirmation by the Company Parties of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, that are known and now existing prior to the date of receipt of any such financial accommodations.

SECTION 6.2    In entering into this Forbearance Agreement, each of the Company Parties consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. If the any of the Company Parties or any of their successors or assigns or legal representatives violate the provisions of this Section 6.1, the Company Parties, on behalf of themselves and their successors and assigns agree to pay, in addition to any other damages that any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred as a result of such violation. The provisions of this Section 6.1 shall survive the termination of this Forbearance Agreement and the Indenture, the other Note Documents, and payment in full of the Obligations.

ARTICLE VII

EFFECTS ON THE NOTE DOCUMENTS

SECTION 7.1    Except as specifically amended or waived herein or contemplated hereby, all Note Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of the Company Parties hereby confirms that the Indenture and the other Note Documents are in full force and effect.

SECTION 7.2    Except as expressly set forth herein, the execution, delivery and effectiveness of this Forbearance Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture or any other Note Documents nor constitute a novation of any of the Obligations under the Indenture or other Note Documents, (ii) amend, modify or operate as a waiver of any provision of the Indenture or any other Note Documents or any right, power or remedy of any of the Directing Noteholders, (iii) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (iv) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Directing Noteholder reserves all of its rights, powers, and remedies under the Indenture, the other Note Documents and applicable law. Except as expressly set forth herein, all of the provisions of the Indenture and the other Note Documents, including, without limitation, the time of the essence provisions, are hereby reiterated.

SECTION 7.3    On and after the Forbearance Effective Date, (i) each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import referring to the Indenture, and each reference in the other Note Documents to “Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, and this Forbearance Agreement and the Indenture shall be read together and construed as a single instrument and (ii) the term “Note Documents” in the Indenture and the other Note Documents shall include, without limitation, this Forbearance Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith. Nothing herein shall be deemed to entitle any of the Company Parties to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or any other Note Document in similar or different circumstances.

SECTION 7.4    Except as expressly contemplated by this Forbearance Agreement, no Directing Noteholder has waived, is by this Forbearance Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any unmatured Default or Event of Default that may occur after the Forbearance Effective Date, and no Directing Noteholder has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default that may occur after the Forbearance Effective Date other than the Designated Default.

This Forbearance Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture or any other Note Document.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1    Indemnification. Each of the Company Parties hereby confirms that the indemnification provisions set forth in Section 7.07 of the Indenture shall apply to this Forbearance Agreement and the transactions contemplated hereby.

SECTION 8.2    Amendments; Execution in Counterparts; Severability.

(a)    This Forbearance Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the Parties; and

(b)    To the extent any provision of this Forbearance Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Forbearance Agreement in any jurisdiction.

SECTION 8.3    Reaffirmation. Each of the Company Parties confirms and agrees that, notwithstanding the effectiveness of this Forbearance Agreement, each Note Document to which any of the Company Parties is a party is, and the obligations of any of the Company Parties contained in the Indenture, this Forbearance Agreement or in any other Note Document to which any of the Company Parties is a party is, and shall continue to be, in full force and effect, and is hereby ratified and confirmed in all respects, in each case as amended by this Forbearance Agreement. For greater certainty and without limiting the foregoing, the each of the Company Parties hereby confirms that the existing security interests granted by any of the Company Parties in favor of the Trustee, for the benefit of, among others, the Directing Noteholders pursuant to the Note Documents in the Collateral described therein shall continue to secure the obligations of the each of the Company Parties under the Indenture and the other Note Documents as and to the extent provided in the Note Documents.

SECTION 8.4    Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 14.08 OF THE INDENTURE IS HEREBY INCORPORATED BY REFERENCE INTO THIS FORBEARANCE AGREEMENT AND SHALL APPLY HERETO.

SECTION 8.5    Headings. Section headings in this Forbearance Agreement are included herein for convenience of reference only, are not part of this Forbearance Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Forbearance Agreement.

SECTION 8.6    Severability. If any provision of this Forbearance Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Forbearance Agreement shall not be affected or impaired thereby and (ii) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.7    Counterparts. This Forbearance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Forbearance Agreement shall be effective as delivery of an original executed counterpart of this Forbearance Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Forbearance Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ION GEOPHYSICAL CORPORATION

By: /s/ Michael Morrison
Name: Michael Morrison
Title: EVP & CFO

GX TECHNOLOGY CORPORATION

By: /s/ Michael Morrison
Name: Michael Morrison
Title: EVP & CFO

ION EXPLORATION PRODUCTS (U.S.A.), INC.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President

I/O MARINE SYSTEMS, INC.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President

GX GEOSCIENCE CORPORATION, S. DE R.L. DE C.V.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President and Attorney-in-Fact

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By: /s/ [Redacted] Name: Title:

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Exhibit A

January 14, 2022

DIRECTION LETTER
(8.00% Senior Secured Second Priority Notes due 2025)

The undersigned (the “Directing Noteholders”), as the holders of, in the aggregate, $91,821,000 principal amount of the 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”) issued by ION Geophysical Corporation pursuant to that certain Indenture dated as of April 20, 2021 by and between ION Geophysical Corporation and UMB Bank, National Association, as Trustee (the “Trustee”), and UMB Bank, National Association, as Collateral Agent (the “Indenture”), hereby directs the Trustee not to (1) declare the Notes due and payable pursuant to Section 6.02 of the Indenture, (2) pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents, or (3) otherwise exercise any rights or remedies available under the Note Documents or applicable law, each as a result of a Default or Event of Default that has occurred and is continuing pursuant to Section 6.01(i) of the Indenture.[1]

The Directing Noteholders agree that the Trustee is entitled to all the rights, privileges and benefits under the Indenture.

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[1] Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

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